POWER OF ATTORNEY

I, the undersigned, hereby constitute and appoint Thomas D. Kavanaugh my true and lawful attorney for me and in my name to sign or certify and file, or cause to be filed, with the appropriate authority any and all reports or profiles, in paper format or electronic format, relating to my ownership, direction, control or trading in the securities of Higher One Holdings, Inc. (hereinafter referred to as the “Corporation”) and/or any of the Corporation's subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider, which are required to be filed pursuant to the provisions of the Securities Exchange Act of 1934 of the United States of America, and regulations and rules made pursuant thereto, and/or the laws, regulations and rules of any other jurisdictions in which such reports or profiles must be filed, as a consequence of my being, or being deemed to be, an insider of the Corporation and/or any of the Corporation’s subsidiaries, affiliates, associates, and/or any company of which any of the foregoing corporations is an insider.  I hereby revoke any power of attorney heretofore made in this regard. This power of attorney shall remain effective until revoked in writing.

Dated at                 Essex                                                                           CT
(City/Town)                                                      (State/Province)

This  15th day of June, 2010.

/s/ Patrick McFadden
Name: Patrick McFadden

Sworn to and subscribed before me, a notary public, in and for said county and state, this 15th day of June, 2010.

/s/ Lynda L. Hunnicutt
Notary Public
Name: Lynda L. Hunnicutt

[SEAL]